EXHIBIT 23.4


                   CONSENT OF COMPASS CAPITAL PARTNERS, LTD.


The Board of Directors
Electro-Catheter Corporation
2100 Felver Court
Rahway, New Jersey 07065

Dear Members of the Board:

     We hereby consent to the use of our opinion letters dated January 21, 1998 and May 19, 1998, to the Board of Directors of Electro-Catheter Corporation ("Electro"), collectively included as Appendix D to the Joint Proxy Statement/Prospectus of Electro and Cardiac Control Systems, Inc. ("Cardiac") which forms a part of the Registration Statement dated October 15,1998, on Form S-4 relating to the proposed merger into and with Electro of CCS Subsidiary, Inc., a wholly-owned subsidiary of Cardiac, and to the references therein to such opinions and to our oral opinion delivered on January 15, 1998, and to the inclusion of the summary of and the reference to such opinions therein and to the reference to our firm therein.


                                                  COMPASS CAPITAL PARTNERS, LTD.


                                                  By: /s/ GABRIEL F. NAGY
                                                     --------------------------
                                                     Gabriel F. Nagy
                                                     Principal


October 13, 1998